UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported):  October 6, 2004

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318                                                                      25-0900168

(Commission File Number)                              (IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania                                                                      15650-0231

(Address of Principal Executive Offices)                                                       (Zip Code)

(724) 539-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

(a)      On October 6, 2004, the Board of Directors of Kennametal Inc. (the “Company”) approved an amendment to the Rights Agreement, effective as of November 2, 2000, between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agreement”). The terms of the amendment are set forth in the attached First Amendment to Rights Agreement, made and entered into as of October 6, 2004 (the “Amendment”). The Amendment removes all references to the requirement that the “Disinterested Directors” (as such term is defined in the Rights Agreement) approve certain actions by the Board of Directors, including the redemption of the Rights (as such term is defined in the Rights Agreement) and the approval of the acquisition of shares by an Acquiring Person (as such term is defined in the Rights Agreement).

          The foregoing description of the Amendment and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

4.1	First Amendment to Rights Agreement, made and entered into as of October 6, 2004, by and between the registrant and Mellon Investor Services LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kennametal Inc.
Date: October 6, 2004	By:	/s/ Timothy A. Hibbard
Timothy A. Hibbard
Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Rights Agreement, made and entered into as of October 6, 2004, by and between the registrant and Mellon Investor Services LLC.